UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2003

SYNTROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-21911	73-1565725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1350 South Boulder, Suite 1100 Tulsa, Oklahoma	74119-3295
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (918) 592-7900

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

Third Quarter 2003 Earnings

On October 28, 2003, Syntroleum Corporation (“Syntroleum,” “we”, “our” or “us”) reported third quarter 2003 earnings. For additional information regarding Syntroleum’s third quarter 2003 earnings, please refer to Syntroleum’s press release attached to this report as Exhibit 99.1, which press release is incorporated by reference herein.

Sub-Quality Gas Monetization Project

We are seeking to develop projects that will allow us to use and license our proprietary process for converting natural gas or synthesis gas from coal to synthetic liquid hydrocarbons, a process generally known as gas-to-liquids (GTL) technology utilizing Fischer-Tropsch synthesis. We are also pursuing gas monetization projects with prospects for short-term cash flow. These gas monetization projects are intended to allow us to bridge our short-term cash flow needs as we pursue long lead-time GTL projects.

One of the gas monetization projects we are currently pursuing involves gas reserves located in the United States that do not currently meet pipeline specifications because of impurities in the produced gas. When these sub-quality gas reserves are located at smaller fields, they are typically not produced because they do not meet pipeline requirements and the use of typical gas processing technology has been considered uneconomic. We believe that these reserves can be economically produced through the use of a third-party processing technology. We are identifying fields with proven reserves of sub-quality gas and seeking to acquire interests in these fields with minimal capital expenditures and develop gas processing plants to upgrade the quality of the gas, as well as related production and gathering facilities. We expect to acquire the gas processing plants from a third-party supplier and are working with that party in connection with our development efforts, although we do not currently have a supply agreement. Depending upon the success of our development efforts, we may seek debt or equity financing in the capital markets to enable us to pursue these opportunities.

Our sub-quality gas monetization project will be subject to risks that are similar to many of the risks involved in our GTL projects, as described in our Annual Report on Form 10-K for the year ended December 31, 2002, including, without limitation, our ability to obtain necessary funding, our dependence on the performance of our executive officers and the effect of environmental and other regulation. In addition, this project will be subject to the following risks:

We depend on a strategic relationship with a third-party manufacturing company in connection with our sub-quality gas monetization project. If this company fails to provide necessary technology and equipment, this could negatively impact this project.

We intend to utilize a third-party manufacturer of gas processing plants in connection with our sub-quality gas monetization project. If the third-party manufacturer is unable to provide gas processing plants, or obtain the raw materials used to produce them, in commercial quantities in a timely manner and within specifications, we could experience material delays or development plans could be canceled while alternative manufacturers are identified and prepare for production. We have no experience in manufacturing and do not have any manufacturing facilities. Consequently, we will depend on third parties to manufacture gas processing plants. We have conducted development activities with the third party manufacturer we expect to provide gas processing plants, and other manufacturing companies may not have the same expertise as this company. We do not have a binding supply agreement with the third party manufacturer we expect to provide gas processing plants, and we may not be able to obtain that agreement on terms that are acceptable to us.

Natural gas prices are highly volatile in general, and low prices will negatively affect our sub-quality gas monetization project.

The success of our sub-quality gas monetization project will be substantially dependent upon prevailing prices of natural gas. Historically, the markets for natural gas have been volatile, and such markets are likely to continue to be volatile in the future. Prices for natural gas are subject to wide fluctuation in response to relatively minor changes in the supply of and demand for natural gas, market uncertainty and a variety of additional factors that will be beyond our control. These factors include the level of consumer product demand, weather conditions, domestic and foreign governmental regulations, the price and availability of alternative fuels, political conditions, the foreign supply of oil and natural gas, the price of foreign imports and overall economic conditions. Declines in natural gas prices may materially adversely affect our sub-quality gas monetization project.

The energy industry is highly competitive, and competitors could seek to use the third-party processing technology that we intend to use.

The oil and gas exploration and production industry is highly competitive. Most of the companies in this industry have significantly more financial and other resources than us. Because we do not have an exclusive agreement with the third-party manufacturing company regarding our use of its processing technology and provision of gas processing plants in connection with our sub-quality gas monetization project, our competitors could seek to use the third-party processing technology that we intend to use. In addition, our competitors could seek to use processing technologies they have developed or other third-party processing technologies. There is generally no prohibition against the third-party manufacturing company competing directly with us or providing the third-party processing technology directly to owners of gas reserves. If our sub-quality gas monetization project is successful, competition with us in this business may intensify, and we may not be able to maintain any advantage gained from our experience in this project

We may not be successful in acquiring interests in properties with sub-quality gas reserves.

The successful acquisition of producing properties requires an assessment of recoverable reserves, future oil and natural gas prices, operating costs, potential environmental and other liabilities and other factors. Such assessments, even when performed by experienced personnel, are necessarily inexact and uncertain. Our review of subject properties will not reveal all existing or potential problems, deficiencies and capabilities. We may not always perform inspections on every well, and may not be able to observe structural and environmental problems even when we undertake an inspection. Even when problems are identified, the seller may be unwilling or unable to provide effective contractual protection against all or part of such problems. Because we do not have a database of acquired properties and other resources used in acquiring interests in oil and gas properties, we may not be in as good a position as many of our competitors to successfully acquire interests in properties with sub-quality gas reserves. Our failure to acquire interests in properties with sub-quality gas reserves on acceptable terms would have an adverse effect on this project.

Private Placement of Common Stock and Grant of Options

During October 2003, we consummated (i) the private issuance and sale of 400,000 shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”), for an aggregate purchase price of $1,800,000 and the grant of options to purchase 600,000 shares of Common Stock to a consultant and (ii) the grant of options (collectively with the options referred to in clause (i) the “Options”) to purchase 100,000 shares of Common Stock to another consultant. The Options are exercisable during the period beginning on the date the Options vest in accordance with the applicable Option Agreement and ending on the second anniversary of the vesting date with respect to the Options to purchase 600,000 shares and October 6, 2008 with respect to the Options to purchase 100,000 shares. The exercise price of the Options to purchase 600,000 shares is $4.50 per share, and the exercise price of the Options to purchase 100,000 shares is $3.00 per share. We also plan to enter into registration rights agreements with the holders of shares of Common Stock purchased as described above (the “Shares”) or received upon exercise of the Options (the “Option Shares”) granting registration rights with respect to the Shares and the Option Shares.

GTL Barge Project

In August 2003, we announced our plan to commercialize a small barge-mounted GTL plant (GTL Barge). The GTL Barge is designed to develop offshore and near-shore natural gas assets in the one to three trillion cubic feet range where there is currently no infrastructure to produce and transport the stranded reserves because the fields are not large enough to support an LNG facility. The barge solution builds on the strengths and safety advantages of Syntroleum’s air-blown gas-to-liquids conversion process. We believe that the use of air instead of pure oxygen in the process is a much less capital-intensive approach that reduces the size of the plant and facilitates the barge-mounted solution. The mobile plant enables an exploration and production company to produce and thus monetize stranded gas fields. These reserves are “stranded” because they are too far from markets to be economic using pipelines and other transportation methods. The GTL Barge will focus on offshore gas reserves in shallow water or onshore gas reserves that are near the coastline.

Forward-Looking Statements

This Current Report on Form 8-K includes or incorporated by reference forward-looking statements as well as historical facts. These forward-looking statements include statements relating to our sub-quality gas monetization project and the economic production of gas reserves, the Syntroleum Process and related technologies and products, gas-to-liquids (GTL) plants based on the Syntroleum Process, including GTL barges, obtaining required financing for these plants and our other activities, the economic construction and operation of GTL plants, anticipated expense reductions, anticipated cash outflows, planned steps to reduce costs and monetize non-core assets, the DOE/Catoosa project and other proposed projects and any other statements regarding future growth, cash needs, capital availability, operations, business plans and financial results. When used in this document, the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “should” and similar expressions are intended to be among the statements that identify forward-looking statements. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these kinds of statements involve risks and uncertainties. Actual results may not be consistent with these forward-looking statements. Important factors that could cause actual results to differ from these forward-looking statements include the risks described in this Current Report on Form 8-K and risks that the cost of designing, constructing and operating commercial-scale GTL plants will exceed current estimates, the schedule for construction of commercial-scale GTL plants will extend beyond current estimated schedules, financing for design and construction of commercial-scale GTL plants and our other activities may not be available, commercial-scale GTL plants will not achieve the same results as those demonstrated on a laboratory or pilot basis, GTL plants may experience technological and mechanical problems, improvements to the Syntroleum Process currently under development may not be successful, markets for GTL plant products may not develop, plant economics may be adversely impacted by operating conditions, including energy prices, construction risks and risks associated with investments and operations in foreign countries, our ability to implement corporate strategies, competition, intellectual property risks, our ability to obtain necessary financing and other risks described in our Annual Report on Form 10-K for the year ended December 31, 2002.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

The following exhibit is filed herewith:

99.1	Press Release issued October 28, 2003 regarding Syntroleum Corporation’s third quarter 2003 earnings.

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On October 28, 2003, Syntroleum reported third quarter 2003 earnings. For additional information regarding Syntroleum’s third quarter 2003 earnings, please refer to Syntroleum’s press release attached to this report as Exhibit 99.1, which press release is incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNTROLEUM CORPORATION

Date: October 28, 2003	By:	/s/ Lary J. Weick

Larry J. Weick Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT DESCRIPTION
99.1	Press Release issued October 28, 2003 regarding Syntroleum Corporation’s third quarter 2003 earnings